NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD MAY 23, 2001

TO THE SHAREHOLDERS OF NETVOICE TECHNOLOGIES CORPORATION:

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders (the "Meeting") of NetVoice Technologies Corporation, a Nevada corporation (the "Company") will be held at 9:00 a.m., on May 23, 2001, at the Omni Dallas Hotel, Park West, in the Trinity Ballroom, 1590 LBJ Freeway, Dallas, TX 75234, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1.   To elect six (6) Directors of the Company;

     2. To amend the Company's 2000 Stock Plan to increase the number of shares available for issuance under the plan by an aggregate of 500,000 shares to 2,500,000 shares;

     3. To ratify the appointment of Deloitte & Touche, LLP, independent accountants for the Company for the fiscal year ending December 31, 2001; and

     4. To transact such other business as may be properly brought before the Meeting and any adjournments thereof.

     This Proxy Statement and the accompanying proxy card will be mailed to the Company's shareholders on or about April 20, 2001.

     Only holders of record of the Company's Common Stock and Preferred Stock at the close of business on April 12, 2001 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

     A majority of the outstanding shares of Common Stock and Preferred Stock of the Company must be represented at the Meeting to constitute a quorum. Therefore, all shareholders are urged either to attend the Meeting or to be represented by proxy. If a quorum is not present at the Meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the Meeting until a later date and to vote proxies received at such adjourned meeting(s).

     All shareholders, whether or not they expect to attend the Meeting in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.


BY ORDER OF THE BOARD OF DIRECTORS.

                              William Bedri
                              Secretary

Irving, Texas
April 20, 2001

                             PROXY STATEMENT
                                   OF
                    NETVOICE TECHNOLOGIES CORPORATION

                     ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON MAY 23, 2001

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by our Board of Directors (our "Board" or our "Board of Directors") of NetVoice Technologies Corporation ("us", "our" or "we") of proxies to be voted at our Annual Meeting of Shareholders (the "Meeting") to be held on May 23, 2001 at 9:00 a.m. at the Omni Dallas Hotel, Park West, in the Trinity Ballroom, 1590 LBJ Freeway, Dallas, TX 75234, and at any adjournment thereof. Each shareholder of record at the close of business on April 12, 2001 of shares of our Common Stock, par value $0.001 per share (the "Common Stock") and of our Voting Series A Preferred Stock, par value $0.001 per share (the "Preferred Stock), will be entitled to one vote for each share so held. As of April 12, 2001, there were 15,636,444 shares of Common Stock issued and outstanding and 4,582,280 shares of Preferred Stock issued and outstanding.

     Shares represented by properly executed proxy cards received by us at or prior to the Meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented FOR (i) the election of nominees for Director; (ii) the amendment to the Company's 2000 Stock Plan; and (iii) the ratification of the appointment of Deloitte & Touche, LLP, independent accountants for the Company for the fiscal year ending December 31, 2001.

     As to any other business, which may properly come before the Meeting, the persons named on the proxy card will vote according to their judgment. Any person signing and returning the enclosed proxy may revoke it at any time before it is voted by giving written notice of such revocation to our Secretary, or by voting in person at the Meeting. Any written notice revoking a proxy should be sent to: Secretary, NetVoice Technologies Corporation, 3201 West Royal Lane, Suite 160, Irving, Texas 75063. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection. This Proxy Statement and the enclosed proxy card are expected to be first sent to our shareholders on or about April 20, 2001.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy, vote for adjournment, it is our intention to adjourn the Meeting until a later date and to vote proxies received at such adjourned meeting(s).

     Shares will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.

     The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000 is being mailed simultaneously to the Company's shareholders, and contains financial information constituting a part of this proxy soliciting materials.


                  SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's $0.001 par value voting Common Stock and $0.001 par value voting Preferred Stock, with each share entitled to one vote. Only shareholders of record at the close of business on April 12, 2001 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On April 12, 2001 the Company had 15,636,444 shares of its $0.001 par value voting Common Stock outstanding and 4,582,280 shares of its $0.001 par value voting Preferred Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are presently outstanding.

     A majority of the Company's outstanding voting Common Stock and voting Preferred Stock represented in person or by proxy shall constitute a quorum at the Meeting. Assuming a quorum is present, the six nominees receiving the highest number of affirmative votes of shares entitled to be voted for them, will be elected as Directors of the Company. The affirmative vote of a majority of shares represented in person or by proxy at the Meeting, providing a quorum is present, is necessary to amend the Company's 2000 Stock Plan and to ratify the Company's appointment of the designated independent accountants. Abstentions and broker non-votes have no effect on the election of Directors, the vote to amend the 2000 Stock Plan or the vote to ratify the appointment of the independent accountants.


      DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

                          ELECTION OF DIRECTORS
                        (Proposal 1 of the Proxy)

     Our Directors are elected annually by the shareholders to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected. Our Articles of Incorporation, as amended, provide that the number of members of our Board of Directors shall be not less than one and not more than nine. Our current number of Directors is six. Our Board is recommending that our six current Directors be re-elected. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by our Board and the shares represented by proxy will be voted for any substitute nominee. We have no reason to expect that any nominee will become unavailable. Assuming the presence of a quorum, the six nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as Directors of the Company for the ensuing year. Shareholders are not entitled to cumulative votes in the election of Directors.

     At the Meeting, the shares of Common Stock and Preferred Stock represented by proxies will be voted in favor of the election of the nominees named below unless otherwise directed.

               NOMINEES FOR ELECTION AS DIRECTORS TO SERVE
                        UNTIL NEXT ANNUAL MEETING

     The names of the nominees, their ages and certain other information about them are set forth below:

Name                   Age       Position
----                   ---       --------

Jeff Rothell           38        President, Chief Executive Officer and Director
Garth Cook             35        Chief Financial Officer, Treasurer and Director
William Bedri          61        Secretary and Director
Spencer Grimes         34        Director
Roger Clark            51        Director
Gregory Somers         46        Director

     JEFF ROTHELL, PRESIDENT, CEO AND DIRECTOR. Mr. Rothell has been NVT's President and the Chief Executive Officer since August 1, 1999, the Company's President and Chief Executive officer since January 2000 and a Director since March 2000. Mr. Rothell has 16 years of operations and marketing experience in telecommunications companies. From 1989 to 1997, Mr. Rothell served as president of Security Telecom Corporation (a $20 million corporation). In 1997, he partnered in the sale of Security Telecom to Evercom Inc., which became the largest inmate telephone provider in the United States with annual revenues of approximately $225.0 million in 1998, retaining Security Telecom Corporation as the corporate hub for a venture capital roll-up of the correctional institution telecommunications business. Mr. Rothell's experience encompasses planning, design, development and management, operations management, operational integration of merger & acquisitions, sales and marketing, product management and software design and development. Several of the companies to which Mr. Rothell is an affiliate may also compete with the Company now, or in the future, in the Internet telephony business. Mr. Rothell holds 600,000 shares of Common Stock and no options to acquire any additional shares.
Mr. Rothell devotes 100% of his time to the Company.

     GARTH COOK, CFO, TREASURER AND DIRECTOR. Mr. Cook has been the Chief Financial Officer and Treasurer since August 1, 1999 and a Director since March 2000. Mr. Cook is a Certified Public Accountant with separate bachelor degrees in finance and accounting from University of New Orleans, awarded in 1988. He previously worked for Deloitte & Touche LLP where he specialized in the audits of publicly traded companies. In 1993, he left Deloitte & Touche to become regional controller for Chemfix Technologies Inc. where he was responsible for the completion of public filings and budgets. In 1994, Mr. Cook joined the telecommunications industry as CFO of a company focusing on international arbitrage and prepaid calling services, which was sold in 1998. He has extensive experience in the telecommunications industry from financial, sales and operational perspectives, and extensive experience in the public markets. Several of the companies to which Mr. Cook is an affiliate may also compete with the Company now, or in the future, in the Internet telephony business. Mr. Cook beneficially owns 600,000 shares of Common Stock and no options. Mr. Cook devotes 100% of his time to the Company.

     WILLIAM BEDRI, SECRETARY AND DIRECTOR. Mr. Bedri has been a Director of the Company since August 13, 1998 and the Secretary since January 2000. Mr. Bedri has 25 years of experience in sales and marketing management in the telecommunications and computer industries. From January 1995 to August 1998, Mr. Bedri was with Brooks Fiber Communication as Director of National Accounts for Resale Services in their Western Region. From 1988 to 1995, Mr. Bedri was with ComSystems as Branch Manager of the Los Angeles and San Fernando Valley offices. In 1984, Mr. Bedri was with Digital Computer Graphic (DCG) as partner and Vice President of Sales and Marketing. DCG sold graphic design computers to the architectural and building industries in the United States. Mr. Bedri spent 10 years with Western Union in marketing and sales management for Telex and TWX services. Mr. Bedri received a Bachelor of Science Degree from Rutgers University in 1976. Mr. Bedri holds 1,300,000 shares of Common Stock and no options to acquire additional shares. Mr. Bedri devotes approximately 10% of his time to the Company.

     SPENCER GRIMES, DIRECTOR. Mr. Grimes has served as a Director of NetVoice since July 2000. Since 2000, he has served as the Chief Financial Officer for Musictoday.com, a music-based Internet portal and full merchandise warehousing and fulfillment company. He has also been a partner in BG Media Investors, L.P., a private equity investment firm, since 2000. From 1996 to 2000, Mr. Grimes was a Senior Equity analyst and Vice President at Salomon Smith Barney, Inc., a securities brokerage. In that position, Mr. Grimes conducted analysis of companies within the cable television and broadband industry. Mr. Grimes received a B.A. in 1988 from the University of Virginia and a M.B.A. in 1996 from Emory University.

     ROGER CLARK, DIRECTOR. Mr. Clark has served as a Director of NetVoice since July 2000. He is a partner at the accounting firm of Davis Clark & Co. P.C. in Dallas, Texas. Mr. Clark is a licensed CPA in the state of Texas. He specializes in non-profit organizations and family owned businesses. Mr. Clark has been with Davis Clark & Co. since 1976 and has been a partner at that firm since 1984. From 1974-1976, Mr. Clark worked for a company now known as Deloitte & Touche LLP. He received a BBA in Accounting with honors, graduating magna cum laude from Armstrong State College in Savannah, Georgia. He received a Masters in Accounting from the University of South Carolina in 1973. From 1968-1970, Mr. Clark served in the United States Navy. Mr. Clark currently serves as a member of the Board of Directors for Grand National Bank in Dallas, Texas, which was recently purchased by CoAmerica Bank. He also serves as a member of the Board of Directors for Bryan's House, a non-profit organization catering to the needs of children and their families who are impacted by HIV/AIDS by providing medically-managed child care and community-based, family-centered support services.

     GREGORY SOMERS, DIRECTOR. Mr. Somers became a Director of NetVoice in August 2000. Since 1999, he has served as the Senior Vice President of Operations for World Access Telecommunications Group, Inc. in Plano, Texas. Mr. Somers formerly served as the Chief Executive Officer of Comm/Net Holding Corporation, a telecommunications company he founded in 1992.
Prior to founding Comm/Net, Mr. Somers co-founded and served as Vice President of Marketing for Network Billing and Collections, Inc., another telecommunications company. From 1984 to 1986, Mr. Somers ran ESN, Inc., a cellular equipment and airtime company. In 1980, Mr. Somers founded U.S. Tire Company, which he operated until its sale in 1983. From 1975 to 1980, he held a number of positions with Formula Tires Co., rising to the level of Vice President of Sales.

     There are no family relationships among or between any of our Directors.

     All Directors will hold office until the next Annual Meeting of shareholders.

     All of our officers hold office at the discretion of our Board of Directors. There is no arrangement or understanding among or between any such officer, or any person pursuant to which such officer is to be selected as one of our officers.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
            ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

BOARD OF DIRECTORS AND COMMITTEES

     During fiscal year 2000 our Board of Directors met on two (2) occasions either in person or by phone, or in lieu thereof, acted by consent. The Board has an Audit Committee, a Compensation Committee and a Technology Committee. There is no standing nominating committee.

AUDIT COMMITTEE REPORT

     The Audit Committee was formed in March 2000 pursuant to the Audit Committee Charter (the "Charter"), which is included with this Proxy Statement. The Audit Committee consists of Directors Mr. Clark and Mr. Somers, two (2) of the Company's non-employees and independent Directors, and met three (3) times during fiscal year 2000. The Audit Committee attends to and reports to the Board with respect to matters regarding the Company's independent public accountants, including, without limitation: annual review of the Charter; recommending to the Board the firm to be engaged as the independent public accountant for the next fiscal year; reviewing with the Company's independent accountant the scope and results of its audit and any related management letter; consulting with the independent public accountants and management with regard to the Company's accounting methods and adequacy of its internal accounting controls; approving the professional services rendered by the independent public accountants; reviewing the independence, management consulting services and fees of the independent public accountants; inquiring about significant risks or exposure and methods to minimize such risk; ensuring effective use of audit resources and preparing and supervising SEC reporting requirements.

     The Audit Committee has reviewed and discussed the audited financial statement for the year ended December 31, 2000 with management. Furthermore, the Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant the independent accountant's independence. Based on its review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements to be included in the Company's Annual Reports on Form

10-KSB for the fiscal year ended December 31, 2000 be filed with the Securities and Exchange Commission.

          Submitted by the Audit Committee of the Company's Board of Directors:
          Roger Clark
          Gregory Somers

COMPENSATION COMMITTEE

     The Compensation Committee consists of Directors Mr. Bedri and Mr. Grimes. The Compensation Committee held one (1) meeting during fiscal 2000. The Compensation Committee's functions are to establish and administer the Company's policies regarding compensation, including payment of salaries, bonuses and incentive compensation. The Compensation Committee also administers the Company's 2000 Stock Plan.

TECHNOLOGY COMMITTEE

     The Technology Committee consists of Directors Mr. Bedri and Mr. Rothell. The Technology Committee met one (1) time during fiscal 2000. The Technology Committee's functions are to review and evaluate current technology as it relates to the Company's business.

COMPENSATION OF DIRECTORS

     The Company had no arrangements pursuant to which any Director of the Company was compensated during the year ended December 31, 2000, for services as a Director. All Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at Board meetings. Members of the Board of Directors have been granted options and have received shares of our Common Stock as described elsewhere.


        APPROVAL OF INCREASE OF SHARES OF COMMON STOCK UNDER THE
                             2000 STOCK PLAN
                        (Proposal 2 of the Proxy)

     We are asking the Company's shareholders to approve an amendment to the NetVoice Technologies Corporation 2000 Stock Plan (the "Plan") that will increase the number of shares of Common Stock authorized for issuance under the Plan by 500,000 shares effective and contingent upon receipt of shareholder approval. Following approval of this amendment, the maximum aggregate number of shares reserved for future issuance under the Plan shall not exceed 2,500,000 shares.

     The Company believes that this amendment to increase the number of shares of Common Stock authorized for issuance under the Plan, which was adopted by the Board in April 2001, is necessary to ensure that a sufficient reserve of Common Stock is available under the Plan. The Company also believes that operation of the Plan is important in attracting and retaining employees in a competitive labor market, which is essential to the Company's long-term growth and success.

     The essential features of the Plan as amended are summarized below. This summary does not purport to be a complete description of all the provisions of the Plan. Any shareholder of the Company who wishes to obtain a copy of the actual Plan document may do so upon written request to the Secretary at the Company's principal executive offices.

SUMMARY OF THE 2000 STOCK PLAN

     PURPOSE. The purpose of the 2000 Stock Plan (the "Plan") is to enable the Company to retain and attract executives, employees, consultants and non-employee Directors who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

     ELIGIBILITY. Under the Plan, Officers, employees, non-employee Directors and Consultants of the Company who are responsible for or contribute to the management, growth and/or profitability of the business of the Company are eligible to be granted Stock Option awards under the Plan. The Plan permits the granting of Options that qualify for treatment as incentive stock options under Code Section 422 ("Incentive Stock
Options") and Options that do not qualify as Incentive Stock Options ("Non-Qualified Stock Options"). Only officers (who are employees) and other employees shall be eligible to receive Incentive Stock Options.

     STOCK SUBJECT TO PLAN. The total number of shares of Stock reserved and available for distribution under the Plan is 2,500,000. Such shares may consist, in whole or in part, of authorized and unissued shares and treasury shares, including shares which may become treasury shares as a result of purchases of outstanding shares which may be made from time to time by the Company. In the event of certain changes in the Company's capitalization or structure, an appropriate adjustment will be made to the number, kind or exercise price of shares as to which Options may thereafter be granted and as to the number of shares covered by unexercised outstanding Options. If any shares that have been optioned under this Plan cease to be subject to Options, are forfeited or such award otherwise terminates without Stock being issued or in the event that shares issued under the Plan are acquired by the Company pursuant to a right of repurchase or right of first refusal, such shares shall be available for distribution in connection with future awards under the Plan.

     ADMINISTRATION. The Plan will be administered by the Board of Directors or by a Committee of not less than two Directors, who shall be appointed by the Board of Directors of the Company and who shall serve at the pleasure of the Board. The Committee shall have the power and authority to grant Stock Options to eligible persons, pursuant to the terms of the Plan. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan; and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

     TERMS OF OPTIONS. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 85% of the Fair Market Value of the Stock on the date of the grant of the Option. In no event shall the option price per share of Stock purchasable under an Incentive Stock Option be less than 100%
of the Fair Market Value of the Stock on the date of the grant of the option. If a participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary, the option price shall be no less than 110% of the Fair Marker value of the Stock on the date the option is granted.

     Stock Options shall be exercisable at such times or times as determined by the Committee at or after the grant. If the participant is not an officer, Director or Consultant of the Company, the Options shall become exercisable at least as rapidly as 20% per year over the five year period commencing on the date of the grant.

     Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either be certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law.

     No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionees's lifetime, only by the optionee.

     The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of the grant.

     AMENDMENT AND TERMINATION. Unless earlier terminated by the Board, the Plan will terminate ten years after the effective date. The Board may at any time modify or discontinue the Plan. No amendment or modification shall be made (i) which would impair the rights of an optionee or participant under a Stock Option theretofore granted or which would cause an optionee's or participant's existing Incentive Stock Option to no longer qualify as an Incentive Stock Option, without the optionee's or participant's consent, or (ii) which, without approval of the shareholders of the Company, would cause the Plan to no longer comply with (A) the rules promulgated by the Securities and Exchange Commission under authority granted in Section 16 of the Securities Exchange Act of 1934, as amended,
(B) Section 422 of the Code or (C) any other statutory or regulatory requirements.

FEDERAL INCOME TAX CONSEQUENCES

     Based on current provisions of the Code and of the regulations issued thereunder, the anticipated federal income tax consequences with respect to Options granted under the Plan are described below. However, participants should consult with their own tax advisors with respect to the tax consequences (both state and federal) of participation in the Plan.

     The 2000 Stock Plan is not a tax-qualified retirement plan under Code
Section 401(a) nor is it subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

     INCENTIVE STOCK OPTIONS. No taxable income is recognized by an employee upon the grant or exercise of the Incentive Stock Option. Correspondingly, the Company is not entitled to an income tax deduction as the result of the grant or exercise of an Incentive Stock Option. Any gain or loss resulting from the sale of shares of Common Stock acquired upon exercise of an Incentive Stock Option will be long-term capital gain or loss if the sale is made after the later of (1) two years from the date of its grant or (2) one year from the date of its exercise ("Exercise Date").

     If the Common Stock is sold to another person prior to the expiration of the holding periods described in the above sentence ("Disqualifying Disposition"), the employee will generally recognize ordinary income in the year of the sale in an amount equal to the difference between (1) the exercise price of the option (the "Option Price"), and (2) the lesser of the fair market value of the shares of Common Stock on (a) the Exercise
Date or (b) the date of the Disqualifying Disposition. The Company will be entitled to an income tax deduction equal to the amount taxable to the employee. Any excess gain recognized by the employee upon the Disqualifying Disposition would be taxable as a capital gain, either as long-term or short-term depending upon whether the shares of Common Stock have been held for more than one year prior to the Disqualifying Disposition.

     The amount by which the fair market value of the Common Stock on the Exercise Date exceeds the Option Price constitutes an item of tax preference that may be subject to alternative minimum tax in the year that the Incentive Stock Option is exercised, depending on the facts and circumstances.

     NON-QUALIFIED STOCK OPTIONS. No taxable income will be recognized by the employee and the Company will not be entitled to a deduction at the time of the grant of a Non-Qualified Stock Option. Upon exercise of a Non-Qualified Stock Option, the employee generally will recognize ordinary income and the Company will be entitled to an income tax deduction in the amount by which the fair market value of the shares of Common Stock issued to the employee at the time of the exercise exceeds the Option Price. This income constitutes "wages" with respect to which the Company is required to deduct and withhold federal income tax.

     Upon the subsequent disposition of shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option, the employee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the fair market value of the shares on the Exercise Date. If the shares have been held for more than one year at the time of the disposition, the capital gain or loss will be long-term.

     TAX RATES. The current maximum federal tax rate for long-term capital gain is 20%. The current marginal rate for ordinary federal income tax can be as much as 39.6%. Short-term capital gains are generally taxed as ordinary income.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                  THE AMENDMENT TO THE 2000 STOCK PLAN.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                        (Proposal 3 of the Proxy)

     Effective December 1999, Deloitte & Touche LLP was engaged as the Company's independent accountants and has been appointed by the Board to continue as the Company's independent accountants for the fiscal year ending December 31, 2001. In the event that ratification of this selection of accountants is not approved by a majority of the shares of Common Stock and Preferred Stock of the Company voting at the Meeting in person or by proxy, management will review its future selection of accountants.

     A representative of Deloitte & Touche LLP is expected to be present at the Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
        RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
            AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE
                  FISCAL YEAR ENDING DECEMBER 31, 2001.

    SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to the beneficial ownership of our outstanding Common Stock and Preferred Stock as of April 12, 2001 by:

     * each person who is the beneficial owner of more than 5% of our Common Stock or Preferred Stock;

     *    each of our Directors;

     * each of our named Executive Officers in the summary compensation table;

     *    all of our named Executive Officers and Directors as a group.

                                    Amount and Nature of
Name and Address of Shareholder    Beneficial Ownership(1)   Percent of Class
-------------------------------    --------------------      ----------------
William Bedri                            1,300,000                  6.43%
3201 West Royal Lane, Suite 160
Irving, Texas  75063

Jeff Rothell                               600,000                  2.97%
3201 West Royal Lane, Suite 160
Irving, Texas  75063

Garth Cook                                 600,000                  2.97%
3201 West Royal Lane, Suite 160
Irving, Texas  75063

William D. Yotty                         3,710,000                 18.35%
1110 W. Kettleman Lane, Suite 48
Lodi, CA  95242

Jim Chambas                              1,600,000                  7.91%
1168 E. Menlo Street
Fresno, CA  93710

Spencer Grimes(2)                        2,492,425                 10.98%
399 Park Avenue, 19th Floor
New York, NY  10022

BG Media Inc.(3)                         2,492,425                 10.98%
399 Park Avenue, 19th Floor
New York, NY  10022

                                  -11-

NV Investments LP(4)                     1,046,154                  4.92%
1601 Elm Street
Suite 400
Dallas, TX  75201

Roger Clark                                  -                         -
2705 Swiss Avenue # A
Dallas, TX  75201

Gregory Somers                               -                         -
2805 North Dallas Pkwy, Suite 210
Plano, Texas 75093

All Officers and Directors               4,992,425                 23.35%
as a group (6 persons)

______________________
(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Mr. Grimes may be deemed the beneficial owner of 20,000 shares of Common Stock, 2,326,410 shares of Preferred Stock and 146,015 warrants to purchase Preferred Stock through his affiliation with BG Media Inc.

(3) BG Media may be deemed to be the beneficial owner of 20,000 shares owned by Spencer Grimes due to his affiliation with BG Media Inc., 2,326,410 shares of Preferred Stock, and 146,015 warrants to purchase Preferred Stock.

(4) Includes 979,487 shares of Preferred Stock and 66,667 warrants to purchase shares of Preferred Stock.

         EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

     Set forth below in the table are the names, ages and current offices held by all executive officers of the Company.

Name                Age       Position
----                ---       --------

Jeff Rothell        38        President, Chief Executive Officer and Director
Garth Cook          35        Chief Financial Officer, Treasurer and Director
William Bedri       61        Secretary and Director

     Executive officers of the Company are elected by and serve at the discretion of the Board. None of the executive officers has any family relationship to any nominee for Director or to any other executive officer of the Company. A description of the business experience of the Company's executive officers is set forth under Nominees For Election As Directors To Serve Until Next Annual Meeting.

                         EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding compensation paid to our Chief Executive Officer and those other individuals who served as executive officers at the end of fiscal 2000 who earned in excess of $100,000 as compensation for services rendered on our behalf.

                           Annual Compensation        Long Term Compensation Awards
                      --------------------------------------------------------------
  Name                                                 Restricted                All
  And                                                    Stock     Options/     Other
Principal                      Salary      Bonus        Award(s)     SARs    Compensation
Position              Year(1)   ($)         ($)           ($)        (#)        ($)(2)
--------              ------  -------      -----        -------      ----      --------
Jeffrey W. Rothell,    2000   $135,000    $      0      $500,000     -0-        $2,400
President and Chief    1999   $ 78,000    $      0      $ 50,000     -0-        $  500
Executive Officer      1998   $      0    $      0         -0-       -0-        $    0

Garth Cook,            2000   $135,000    $      0      $500,000     -0-        $2,400
Chief Financial        1999   $ 78,000    $      0      $ 50,000     -0-        $  500
Officer                1995   $      0    $      0         -0-       -0-        $    0

________________________
(1)  Messrs. Rothell and Cook commenced their employment in August 1999.

(2) The Company paid health insurance of approximately $100 and $200 per month in fiscal year 1999 and 2000, respectively.

STOCK OPTIONS

OPTIONS GRANTED

     The following table sets forth the options that have been granted to those persons listed in the Summary Compensation Table as of December 31, 2000.

                            Option/SAR Grants
                            -----------------
                            Individual Grants
--------------------------------------------------------------------------
       (a)                (b)          (c)             (d)          (e)

                                    % of Total
                       Options/    Options/SARs      Exercise
                         SARs       Granted to       or Base
                       Granted       Employees        Price       Expiration
     Name                (#)      in Fiscal Year    ($/Share)       Date
     ----              -------    --------------    --------        ----

Jeffrey W. Rothell        0             0%             $0            0
Garth Cook                0             0%             $0            0
______________________________

COMPENSATION OF DIRECTORS

     The Company had no arrangements pursuant to which any Director of the Company was compensated during the year ended December 31, 2000, for services as a Director. All Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at Board meetings. Members of the Board of Directors have been granted options and have received shares of our Common Stock as described elsewhere.

EMPLOYMENT CONTRACTS

     In August 1999, the Company entered into one (1) year employment agreements with Mr. Jeff Rothell, our President and Chief Executive Officer and Mr. Garth Cook, our Chief Financial Officer and Treasurer. Each individual receives $135,000 per year in salary. In addition, each received 100,000 shares of Common Stock upon signing of their agreements and an additional 350,000 shares of Common Stock on January 1, 2000 with three (3) quarterly bonuses of 50,000 shares in March 2000, June 2000 and January 2001. The Company also pays each individual's health insurance.

STOCK OPTIONS

DIRECTOR OPTIONS

     In January 1999, our Board of Directors issued to Mr. Bedri 600,000 options to purchase our Common Stock exercisable at $1.00 per share. All currently outstanding options are exercisable for five years. At that time, two former Directors also each received 600,000 options to purchase Common Stock exercisable at $0.50 per share. These options were exercised as discussed below.

     On June 30, 2000, two former Directors and one current Director of the Company entered into an agreement to exercise their Board Stock Options, issued in January 1999, to purchase 1.8 million shares of the restricted Common Stock, with an exercise price of $0.50 per share. Pursuant to the exercise of these Board Stock Options, the three individuals exchanged 300,000 shares of the Company's Common Stock, which they held since January 1998 (inception of the Company). In an effort to facilitate this cashless exercise of these Board Stock Options, the aforementioned shareholders exchanged 300,000 mature shares of the Company's outstanding Common Stock valued at $3.00 per share for 1.8 million shares of the Company's Common Stock. The transaction had no net effect on the Company's stockholders' equity, however, as a result of this transaction a net of 1.5 million shares of the Company's restricted Common Stock was issued. Pursuant to the agreement, the individuals will not, directly or indirectly, offer, sell, pledge, contract to sell the Common Stock issued under this transaction for a period of eighteen (18) months.


             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     We believe that all of the transactions set forth below were made on an arms-length basis. All future transactions between us and our Officers, Directors, principal shareholders and affiliates will be approved by a majority of the Board of Directors, including a majority of outside Directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated parties.

     In August 1998, we entered into a Merger and Plan of Reorganization with NVT, Inc. wherein we issued 3,000,000 shares of our Common Stock to Mr. Bedri, two former Directors, and other shareholders of NVT, Inc. After the merger, these individuals became Officers and Directors of the Company and collectively owned 2,555,000 shares of Common Stock.

     In October 1998, we purchased a customer list from Quantum Network Services, Inc. ("Quantum"), a company owned by Mr. William Yotty, one of our former Directors, for $110,000 in cash. Quantum's historical cost basis in the customer list was $110,000. In June 1999, we purchased an additional customer list for $60,000 in cash from Quantum. Quantum had no historical cost basis in this customer list. New management, brought on in August, determined that these customer bases did not fit well with our current VoIP network. In December of 1999 the Company sold these bases to a related party for $175,000 in the form of the partial forgiveness of a
note to Jim Chambas, a then Director.   The customer bases were sold
because the bases were dispersed in areas not serviced by our network and it was determined that expanding our network to service these customer bases would not be in the Company's best interest. The majority of the customer bases were located throughout California and to service them would have required an extensive build out of our then existing network. As of April 2001, the note has been repaid. The Company did not obtain a fairness opinion with respect to any of the above transactions or look for non-affiliated purchasers.


            COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     To the Company's knowledge, during the fiscal period ended December 31, 2000, the Company's Officers and Directors complied with all applicable
Section 16(a) filing requirements. This statement is based solely on a review of the copies of such reports furnished to the Company by its Officers and Directors and their written representations that such reports accurately reflect all reportable transactions.


                     INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche, LLP currently serves the Company as independent auditors. Representatives of Deloitte & Touche, LLP will be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

     In December 1999, we engaged the accounting service of Deloitte & Touche, LLP as our auditors for the fiscal year ending December 1999. Previously, Schvanevedt & Company were the Company's auditors and provided accounting services until their dismissal in December 1999. Schvanevedt & Company's report on the financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles except that their previous reports contained their opinion as to the uncertainty as to our viability as a going concern. The decision to change auditors was unanimously approved by the Company's Board of Directors in December 1999. There were no disagreements with Schvanevedt & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Schvanevedt & Company's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with their reports.

AUDIT FEES

     Deloitte & Touche LLP ("Deloitte & Touche") has billed NetVoice approximately $71,000 for professional services rendered for the audit of NetVoice's annual financial statements for the fiscal year ended December 31, 2000 and the review of the financial statements included in NetVoice's
Forms 10-QSB and for the fiscal year ended December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte & Touche did not render any professional services to us in 2000 with respect to financial information systems design and implementation.

ALL OTHER FEES

     Deloitte & Touche's fees for all other professional services rendered to us during 2000 were approximately $95,000, including audit-related services of approximately $56,000 and non-audit services of approximately $39,000. Audit related services included fees to audit acquired companies. Non-audit services included fees for tax consultation and tax preparation, and other tax consultation matters.

     The Audit Committee of the Board of Directors has considered and determined that the provision of the services as described above by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche's independence.


                             OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of persons voting them.


                             ANNUAL REPORTS

     The Company's 2000 Annual Report is enclosed. The Company will provide without charge to any shareholder of record as of April 12, 2001 who requests in writing, a copy of the Company's 2000 Annual Report or the 2000 Annual Report on Form 10-K (without exhibits), including financial statements and financial statement schedules, filed with the Securities and Exchange Commission. Any such request should be directed to NetVoice Technologies Corporation, 3201 West Royal Lane, Suite 160, Irving, Texas 75063, ATTENTION: JEFF ROTHELL, PRESIDENT AND CHIEF EXECUTIVE OFFICER.

                   SUBMISSION OF SHAREHOLDER PROPOSALS

     Any shareholder who wishes to present a proposal for action at the 2002 Annual Meeting and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than December 28, 2001 in such form as required under the rules and regulations promulgated by the Commission.

                         BY ORDER OF THE BOARDS OF DIRECTORS,

April 20, 2001

THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                               APPENDIX A

                         AUDIT COMMITTEE CHARTER

PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or to the members of the public; the Corporation's systems of internal controls regarding finance and accounting; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     * Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     * Review and appraise the audit efforts of the Corporation's independent accountants.

     * Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

MEMBERSHIP

The Audit Committee will be composed of not less than two (2) independent members of the Board. According to the rules for small business filers, at no time will the Committee be composed of less than a majority of independent Directors. They will be selected by the Board, taking into account prior experience in matters to be considered by the Committee, probable availability at times required for consideration of such matters, and their individual independence and objectivity.

The Committee's membership will meet the requirements of the Nasdaq Marketplace Rules and the rules and regulations of the Securities and Exchange Commission, as in effect or as may be amended in the future. Accordingly, a majority of the members will be Directors independent of management and free from relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member.

Officers and/or employees of the Company or any of its subsidiaries may serve on the Committee (even a former officer who may be receiving pension or deferred compensation payments from the Corporation) if, in the opinion of the Board of Directors, the officer has the ability to exercise independent judgment and significantly assist the Committee to carry out its duties. However, as noted above, a majority of the Committee must be Directors who are independent of any officers of the Company or any of its subsidiaries.

When considering relationships that might affect independence, including possible affiliate status, the Board of Directors will give appropriate consideration, in addition to its audit committee policy, to guidelines issued by the Securities and Exchange Commission, which were provided to assist Board of Directors in observing the spirit of the Securities and Exchange Commission's rules and regulations.

MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee of each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials.

ACTIONS OF THE COMMITTEE

The Committee's activities will include the following actions:

     * Instruct the independent auditors that the Board of Directors is the client in its capacity as the shareholders' representative.

     * Expect the independent auditors to meet with the Board of Directors at least annually so the Board has a basis on which to recommend the independent auditors' appointment to the shareholders or to ratify its selection of the independent auditors.

     * Expect financial management and the independent auditors to analyze significant financial reporting issues and practices on a timely basis.

     * Expect financial management and the independent auditors to discuss with the audit committee:

          - Qualitative judgments about whether current or proposed accounting principles and disclosures are appropriate, not just acceptable.

          - Aggressiveness or conservatism of accounting principles and financial estimates.

     *    Expect the independent auditors to provide the audit committee with:

          - Independent judgments about the appropriateness of the Company's current or proposed accounting principles and whether current or proposed financial disclosures are clear.

          - Views on whether the accounting principles chosen by management are conservative, moderate, or aggressive as they relate to income, asset, and liability recognition and whether these accounting principles are commonly used.

          - Reasons why accounting principles and disclosure practices used for new transactions or events are appropriate.

          - Reasons for accepting or questioning significant estimates made by management.

          - Views on how selected accounting principles and disclosure practices affect shareholder and public attitudes about the Company.

     * Actions taken on the Board's behalf that require Board notification but not Board approval:

          - Review and approve the scope of the Company's audit and that of its subsidiaries as recommended by the independent auditors and the president.

          - Review and approve the scope of the Company's annual profit and pension trust audits.

          - Answer questions raised by shareholders during an annual shareholders' meeting on matters relating to the Committee's activities if asked to do so by the Board of Director's committee.

          - Ask the president to have the internal audit staff study a particular area of interest or concern to the audit committee.

     * Matters requiring the Committee's review and study before making a recommendation for the Board of Directors' action:

          -    Appointment of the independent auditors.

          -    Implementation of major accounting policy changes.

          - SEC registration statements to be signed by the Board of Directors.

          - The auditors' reports and financial statements prior to publication in the annual report.

     * Matters requiring the Committee's review and study before providing summary information to the Board of Directors:

          - Accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board (FASB), the Securities and Exchange Commission (SEC), and the American Institute of Certified Public Accountants (AICPA), or by comparable bodies outside the U.S.

          - The independent auditors' assessment of the strengths and weaknesses of the Company's financial staff, systems, controls, and other factors that might be relevant to the integrity of the financial statements.

          - Quarterly financial statements review before earnings release or publication.

          -    Administration of the Company's "conflict of interest" policy.

          - The performance of management and operating personnel under the Company's code of ethics.

          -    Gaps and exposures in insurance programs.

          - Reports about the Company or its subsidiaries submitted by agencies of governments in countries in which the Company or its subsidiaries operate.

          - Periodic SEC filings and the adequacy of programs and procedures to assure compliance with SEC regulations and regulations of the NASD.

PROXY                                                               PROXY
-----                                                               -----


                    NETVOICE TECHNOLOGIES CORPORATION
                   SOLICITED BY THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD
                              MAY 23, 2001

The undersigned hereby constitutes and appoints Mr. Jeff Rothell, the true and lawful attorney and proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of the $0.001 par value Common Stock and $0.001 par value Preferred Stock of NetVoice Technologies Corporation, a Nevada corporation, at the Annual Meeting of Shareholders to be held at the Omni Dallas Hotel, Park West, in the Trinity Ballroom, 1590 LBJ Freeway, Dallas, Texas 75234, at 9:00 a.m., on May 23, 2001, and at any and all adjournments thereof, for the following purposes:

PROPOSAL 1:    TO APPROVE THE SIX NOMINEES TO THE BOARD OF DIRECTORS:

                                         FOR     AGAINST   ABSTAIN

               Jeff Rothell             [   ]     [   ]     [   ]

               Garth Cook               [   ]     [   ]     [   ]

               William Bedri            [   ]     [   ]     [   ]

               Spencer Grimes           [   ]     [   ]     [   ]

               Roger Clark              [   ]     [   ]     [   ]

               Gregory Somers           [   ]     [   ]     [   ]

PROPOSAL 2:    TO AMEND THE COMPANY'S
               2000 STOCK PLAN TO INCREASE
               THE NUMBER OF SHARES
               AVAILABLE FOR ISSUANCE
               UNDER THE PLAN BY AN
               AGGREGATE OF 500,000
               SHARES TO 2,500,000      [   ]     [   ]     [   ]

PROPOSAL 3:    TO RATIFY THE APPOINTMENT
               OF DELOITTE & TOUCHE LLP
               AS INDEPENDENT ACCOUNTANTS
               FOR THE COMPANY FOR THE
               FISCAL YEAR ENDING
               DECEMBER 31, 2001        [   ]     [   ]     [   ]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and proxy may lawfully do by virtue hereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN
ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

                              The undersigned hereby acknowledges
                              receipt of the Notice of the Annual
                              Meeting of Shareholders and Proxy
                              Statement furnished therewith.

                              Dated: _____________, 2001


                              __________________________________________


                              __________________________________________
                                   Signature(s) of Shareholder(s)

                              Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NETVOICE TECHNOLOGIES CORPORATION. PLEASE SIGN AND RETURN THIS PROXY TO NETVOICE TECHNOLOGIES CORPORATION, 3201 WEST ROYAL LANE, SUITE 160, IRVING, TEXAS 75063. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.